EXHIBIT 10.1

AMENDMENT TO THE MANAGEMENT AGREEMENT

This AMENDMENT dated as of the 1st day of January, 2013, to the AMENDED AND RESTATED MANAGEMENT AGREEMENT made as of the 1st day of March, 2012, (the “Management Agreement”) among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), EMERGING CTA PORTFOLIO L.P., a New York limited partnership (the “Partnership”) and WILLOWBRIDGE ASSOCIATES INC., a Delaware corporation (the “Advisor” or “Willowbridge”, all parties together, the “Parties”).  Capitalized terms not defined herein have the meaning ascribed to those terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, effective January 1, 2013, the Partnership’s assets allocated to the Advisor will be traded pursuant to the Advisors wPraxis Futures Trading Approach through an investment in CMF Willowbridge Master Fund, L.P., a New York limited partnership of which CMF is the general partner and Willowbridge is the advisor; and

WHEREAS, effective January 1, 2013, the leverage with which the Partnership’s assets are being traded is being changed from two times the leverage normally applied to the wPraxis Futures Trading Approach to three times the leverage normally applied to the wPraxis Futures Trading Approach; and

WHEREAS, effective January 1, 2013, the Advisor’s monthly fee for professional management services is being increased to 1/8 of 1% (1.5% per year); and

WHEREAS, the Parties wish to amend that Management Agreement to reflect these changes.

NOW, therefore, the Parties agree as follows:

1.  All references to “2 times leverage” in Sections 1(a) and 1(c) of the Management Agreement shall be deleted and replaced by “3 times leverage”.

2. The second sentence of Section 1(b) of the Management Agreement shall be amended to add “, whether directly or indirectly through the Master Fund,” after “All trades made by the Advisor for the account of the Partnership”.

3. Section 3(a), clause (ii) shall be deleted and replaced by the following:

“A monthly fee for professional management services equal to 1/8 of 1% (1.5% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the adjusted net assets of the Partnership allocated to the Advisor as of the last business day of each month by 1.5% and dividing the result thereof by 12).”

4. In all other respects the Management Agreement remains unchanged and of full force and effect

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By           /s/  Walter Davis
Walter Davis
President and Director

EMERGING CTA PORTFOLIO L.P.

By:  Ceres Managed Futures LLC
(General Partner)

By           /s/  Walter Davis
Walter Davis
President and Director

WILLOWBRIDGE ASSOCIATES INC.

By           /s/  Steven R. Crane
     Name:  Steven R. Crane
     Title:    Senior Vice President